UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): DECEMBER 16, 2024

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 700		33134
Coral Gables,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2024, the Board of Directors (the “Board”) of Ryder System, Inc. (the “Company”) appointed Mr. John J. Diez, current Executive Vice President and Chief Financial Officer, as President and Chief Operating Officer, effective January 1, 2025. Mr. Diez will continue to report to the Company’s Chair and Chief Executive Officer, Mr. Robert Sanchez, and will be responsible for general management of all of the Company’s business segments: Fleet Management Solutions (“FMS”), Supply Chain Solutions and Dedicated Transportation Solutions (“DTS”). Ms. Cristina Gallo-Aquino, current Senior Vice President (“SVP”), Controller and Principal Accounting Officer, was appointed to succeed Mr. Diez as Executive Vice President and Chief Financial Officer, and will continue to serve as the Company’s Principal Accounting Officer, effective January 1, 2025.

Mr. Diez brings 22 years of experience with the Company during which he has held various leadership roles, including most recently as Executive Vice President and Chief Financial Officer since May 2021. Prior to that, Mr. Diez served as President, FMS from August 2019 to May 2021 and as President, DTS from March 2015 to August 2019.

Ms. Gallo-Aquino joined the Company in 2004 and has extensive financial and accounting experience. She served most recently as SVP, Controller and Principal Accounting Officer since August 2020. Prior to that, she served as Vice President and Chief Financial Officer, FMS from August 2015 to August 2020.

In connection with the appointment of Mr. Diez, the Company’s Compensation Committee approved increasing his annual salary to $800,000 and his annual target bonus opportunity to 125%.

In connection with the appointment of Ms. Gallo-Aquino, the Company’s Compensation Committee approved increasing her annual base salary to $650,000 and her annual target bonus opportunity to 100%. The Company also anticipates entering into an agreement with Ms. Gallo-Aquino that will provide for severance benefits substantially similar to those currently provided to current members of the Company’s leadership team.

In addition, Mr. Diez and Ms. Gallo-Aquino are eligible for future awards under the Company’s long-term incentive program.

There are no family relationships between Mr. Diez and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Diez requiring disclosure under Item 404(a) of Regulation S-K. Similarly, there are no family relationships between Ms. Gallo-Aquino and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Ms. Gallo-Aquino requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on December 16, 2024, announcing the appointments of Mr. Diez and Ms. Gallo-Aquino. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01(d) Exhibits
The following exhibits are furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release issued by Ryder System, Inc. on December 16, 2024
Exhibit 104	Cover Page Interactive Data File - The Cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic Executive Vice President, Chief Legal Officer & Corporate Secretary